EXHIBIT 99.1

Spotlight Innovation’s name change, symbol change and reverse split approved by FINRA

FOR IMMEDIATE RELEASE – December, 16, 2013, West Des Moines, Iowa

Spotlight Innovation, Inc. (“the Company”) (OTCQB:STLT) is pleased to announce that effective December 17, 2013 the Financial Industry Regulatory Authority (“FINRA”) has approved the name change of the company from American Exploration Corp. to Spotlight Innovation, Inc., change of stock symbol to “STLT”, and a 1-500 reverse split of our common stock.

Cristopher Grunewald, President, commented, “We are excited that the corporate actions have been approved.  This is the first step in the growth of our company in achieving our goal of providing groundbreaking healthcare solutions.”

About Spotlight Innovation, Inc.

Spotlight Innovation, Inc., provides solutions for healthcare-focused companies commercializing healthcare intellectual property developed by major centers of academia in the United States. The Company focuses on identifying, validating and acquiring/cooperating with early stage companies developing healthcare technologies including pharmaceuticals, devices and equipment, and diagnostic products.

Forward Looking Statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Technical complications, which may arise, could prevent the prompt implementation of any strategically significant plan(s) outlined above. The Company undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

Spotlight Innovation, Inc.
Rene Erickson
Corporate Communications
505-274-9087
contact@spotlightinnovation.com

Source: Spotlight Innovation, Inc.